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                                                                     EXHIBIT 4.2

                           UNITHOLDER RIGHTS AGREEMENT

                                  BY AND AMONG

                        HERITAGE PROPANE PARTNERS, L.P.,

                            HERITAGE HOLDINGS, INC.,

                                     TAAP LP

                                       AND

                             LA GRANGE ENERGY, L.P.

                                JANUARY 20, 2004

Unitholder Rights Agreement

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                                TABLE OF CONTENTS

                                    ARTICLE 1
                                   DEFINITIONS

Section 1.1     Definitions...............................................................    2

                                    ARTICLE 2
                               REGISTRATION RIGHTS

Section 2.1     Demand Registrations of HHI Holders.......................................    6
Section 2.2     Demand Registrations of Acquirer Holders..................................    9
Section 2.3     Shelf Registration Rights of NewLP........................................   12
Section 2.4     Piggyback Registrations...................................................   13
Section 2.5     General...................................................................   16
Section 2.6     Issuer Reports............................................................   18
Section 2.7     Information To Be Furnished By The Holders................................   19
Section 2.8     Suspension Of Offering Pending Prospectus Supplement Or Amendment.........   19
Section 2.9     Registration Expenses.....................................................   20
Section 2.10    Underwritten Offerings....................................................   20
Section 2.11    Indemnification...........................................................   21

                                    ARTICLE 3
                          WAIVER OF REGISTRATION RIGHTS

                                    ARTICLE 4
                    EFFECTIVE TIME AND TERM OF THIS AGREEMENT

                                    ARTICLE 5
                                  MISCELLANEOUS

Section 5.1     Specific Enforcement......................................................   24
Section 5.2     Severability..............................................................   24
Section 5.3     Amendments................................................................   24
Section 5.4     Descriptive Headings......................................................   25
Section 5.5     Counterparts..............................................................   25
Section 5.6     Notices...................................................................   25
Section 5.7     Governing Law.............................................................   26
Section 5.8     Successors And Assigns....................................................   27
Section 5.9     Entire Agreement..........................................................   27

Unitholder Rights Agreement

                           UNITHOLDER RIGHTS AGREEMENT

         This Unitholder Rights Agreement (the "Agreement") is made and entered into as of January 20, 2004, by and between Heritage Propane Partners, L.P., a Delaware limited partnership (the "Issuer"), Heritage Holdings, Inc., a Delaware corporation ("HHI"), TAAP LP, a Delaware limited partnership ("NewLP") and La Grange Energy, L.P., a Texas limited partnership ("Acquirer").

                                    RECITALS

         WHEREAS, HHI currently owns 4,426,916 Common Units (as defined below);

         WHEREAS, U.S. Propane, L.P., a Delaware limited partnership ("U.S. Propane"), is the general partner of the Issuer and currently owns 180,028 Common Units;

         WHEREAS, TECO Propane Ventures, LLC, a Delaware limited liability company ("TECO"), AGL Propane Services, Inc. and AGL Energy Corporation, each a Delaware corporation (collectively, "AGL"), Piedmont Propane Company, a North Carolina corporation ("Piedmont"), and United Cities Propane Gas, Inc., a Tennessee corporation ("United"), collectively own, directly or indirectly, 100% of the partner interests in U.S. Propane;

         WHEREAS, TECO, AGL, Piedmont and United (collectively, the "Utilities") have entered into an Acquisition Agreement, dated as of November 6, 2003 (the "Acquisition Agreement"), with U.S. Propane, U.S. Propane, L.L.C., a Delaware limited liability company, and Acquirer pursuant to which it is contemplated that Acquirer will acquire 100% of the partner interests in U.S. Propane and 100% of the member interests in U.S. Propane, L.L.C.;

         WHEREAS, the Issuer and Acquirer have entered into a Contribution Agreement, dated as of November 6, 2003 (the "Contribution Agreement"), pursuant to which specified mid-stream assets of Acquirer and certain of its subsidiaries would be contributed to the Issuer, the Issuer would pay Acquirer as consideration therefor cash, Common Units, Class D Units and Special Units;

         WHEREAS, the Utilities have entered into a Stock Purchase Agreement, dated as of November 6, 2003 (the "Stock Purchase Agreement"), with the Issuer pursuant to which the Issuer shall acquire all of the outstanding capital stock of HHI and the Issuer would pay cash and deliver a promissory note (the "Note") as consideration therefore, and the payment under the Note shall be secured by a pledge of 4,426,916 Class E Units, such Class E Units, and any Common Units into which such Class E Units are converted pursuant to the Partnership Agreement, (the "Pledged Units") owned by HHI (the "Pledge Agreement");

         WHEREAS, prior to the closing under the Acquisition Agreement, U.S. Propane will transfer to NewLP, among other things, all right, title and interest of U.S. Propane to the 180,028 Common Units currently owned by U.S. Propane;

         WHEREAS, the obligations of Acquirer to consummate the transactions contemplated by the Contribution Agreement are subject to the satisfaction of the conditions to the consummation

Unitholder Rights Agreement        1

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of the transactions contemplated by the Acquisition Agreement and the Stock
Purchase Agreement; and

         WHEREAS, it is a condition to the consummation of the transactions contemplated by the Acquisition Agreement that the Issuer and the other parties hereto execute and deliver this Agreement.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.1 Definitions.

         As used in this Agreement, the following terms shall have the following meanings:

         "Acquirer Demand Registration" shall have the meaning assigned to such term in Section 2.2(a).

         "Acquirer Holders" means Acquirer and any person or entity who is assigned rights under this Agreement as permitted by Section 5.8 hereof.

         "Acquirer Maximum Demand Registration Quantity" shall have the meaning assigned to such term in Section 2.1(a).

         "Acquirer Permitted Interruption" is defined in Section 2.2(g) of this Agreement.

         "Acquirer Registrable Units" means (i) any Common Units purchased by Acquirer on the date hereof pursuant to the terms of the Contribution Agreement (including any Common Units issued upon conversion of the Class D Units and the Special Units issued pursuant to the Contribution Agreement), (ii) any Common Units contributed to Acquirer on or prior to the date of this Agreement, (iii) any Common Units held by an Acquirer Holder who is assigned rights under this Agreement pursuant to Section 5.8 hereof, and (iii) any Common Units or other securities issued or issuable with respect to the Acquirer Registrable Units referred to in clause (i) or (ii) above by way of a Common Unit distribution or Common Unit split, in connection with a combination of Common Units or in connection with any recapitalization, merger, consolidation or other reorganization of the Issuer. As to any particular Acquirer Registrable Units, such Acquirer Registrable Units shall cease to be Acquirer Registrable Units upon the earliest to occur of the following events: (i) a Registration Statement covering such Acquirer Registrable Units has been declared effective by the Commission and such Acquirer Registrable Units being disposed of in accordance with such effective Registration Statement, (ii) such Acquirer Registrable Units are eligible for sale to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act without being subject to the volume and manner of sale restrictions contained therein, (iii) such Acquirer Registrable Units have been otherwise transferred by such Acquirer Holder and new certificates for such securities not bearing a legend restricting further transfer have been delivered by the Issuer or its transfer agent and the subsequent disposition of such securities do not require registration or qualification under the

Unitholder Rights Agreement        2

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Securities Act or any similar state law then in force, or (iv) such Acquirer
Registrable Units cease to be Outstanding for purposes of the Partnership Agreement.

         "Acquisition Agreement" is defined in the Recitals to this Agreement.

         "Agreement" is defined in the introductory paragraph to this Agreement.

         "Blue Sky Filing" is defined in Section 2.11(a) of this Agreement.

         "Blue Sky Laws" means the state securities laws or "blue sky" laws of the states and territories of the United States.

         "Business Day" means a day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York are required to be closed.

         "Class D Units" means the Class D Units representing limited partner interests of the Issuer, the terms of which are set forth in Amendment No. 5 to the Partnership Agreement.

         "Commission" means the Securities and Exchange Commission.

         "Common Units" has the meaning specified in the Partnership Agreement.

         "Contribution Agreement" is defined in the Recitals to this Agreement.

         "Demand Registration" means any of a HHI Demand Registration or an Acquirer Demand Registration.

         "Effective Time" is defined in Article 4 of this Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "General Partner" means the Person serving as the general partner of the Issuer at the time the determination is made.

         "Governmental Authority" means a federal, state, local or foreign governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing; any court or other judicial body; and any officer, official or other representative of any of the foregoing.

         "HHI Demand Registration" shall have the meaning assigned to such term in Section 2.1(a) hereof.

         "HHI Holders" means HHI and any person or entity who is assigned (or it deemed to have been assigned) rights under this Agreement by HHI or an assignee thereof as permitted by Section 5.8 hereof.

Unitholder Rights Agreement        3

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         "HHI Maximum Demand Registration Quantity" shall have the meaning assigned to such term in Section 2.1(a) hereof.

         "HHI Permitted Interruption" is defined in Section 2.1(g) of this Agreement.

         "HHI Registrable Units" means (i) any Common Units owned by HHI on the date hereof, (ii) any Common Units held by an HHI Holder who is assigned rights under this Agreement pursuant to Section 5.8 hereof, (iii) any Common Units acquired by NewLP (or its successor or assign) pursuant to the Pledge Agreement, and (iv) any Common Units or other securities issued or issuable with respect to the HHI Registrable Units referred to in clause (i), (ii) or (iii) above by way of a Common Unit distribution or Common Unit split, in connection with a combination of Common Units or in connection with any recapitalization, merger, consolidation or other reorganization of the Issuer. As to any particular HHI Registrable Units, such HHI Registrable Units shall cease to be HHI Registrable Units upon the earliest to occur of the following events: (i) a Registration Statement covering such HHI Registrable Units has been declared effective by the Commission and such HHI Registrable Units being disposed of in accordance with such effective Registration Statement, (ii) such HHI Registrable Units are eligible for sale to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act without being subject to the volume and manner of sale restrictions contained therein, (iii) such HHI Registrable Units have been otherwise transferred by such HHI Holder and new certificates for such securities not bearing a legend restricting further transfer have been delivered by the Issuer or its transfer agent and the subsequent disposition of such securities do not require registration or qualification under the Securities Act or any similar state law then in force, or (iv) such HHI Registrable Units cease to be Outstanding for purposes of the Partnership Agreement.

         "Holders" means the HHI Holders and the Acquirer Holders.

         "Issuer" is defined in the introductory paragraph to this Agreement.

         "Issuer Registration" means any registration of Common Units for sale under the Securities Act by the Issuer excluding registrations for Common Units to be issued in connection with any employee benefit plan or a merger, consolidation or other business combination registered on Form S-4 or Form S-8 (or any successor form thereto).

         "NewLP" is defined in the preamble to this Agreement and includes any person or entity who is assigned rights of NewLP under this Agreement as permitted by Section 5.8 of this Agreement.

         "NewLP Common Units" means 180,028 Common Units owned by NewLP as of the date of this Agreement.

         "NewLP Permitted Interruption" is defined in Section 2.3(b) of this Agreement.

         "Officer's Certificate" means a certificate signed by the Chief Executive Officer of the Issuer.

Unitholder Rights Agreement        4

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         "Outstanding" means, with respect to Units of any class, all Units of such class that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination.

         "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Issuer, as amended by Amendments No. 1, No. 2, No. 3, No. 4 and No. 5 thereto, and as same may be further amended from time to time pursuant to the terms thereof.

         "Permitted Interruption" means an Acquirer Permitted Interruption, NewLP Permitted Interruption or HHI Permitted Interruption, as applicable.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

         "Piggyback Registration" is defined in Section 2.4 of this Agreement.

         "Proceedings" means all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Authority.

         "Registrable Units" means the HHI Registrable Units and the Acquirer Registrable Units.

         "Registration Expenses" is defined in Section 2.9(a) of this Agreement.

         "Registration Statement" means any registration statement of the Issuer that covers any of the Registrable Units pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission.

         "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.

         "Rule 415" means Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Six Month Anniversary" means the date that is six months from the Effective Time.

         "Special Units" means the Special Units representing limited partner interests of the Issuer, the terms of which are set forth in Amendment No. 5 to the Partnership Agreement.

Unitholder Rights Agreement        5

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         "2000 Registration Rights Agreement" means the Registration Rights
Agreement, dated as of August 10, 2000, among the Issuer and the other parties named therein.

         "Unitholders" means holders of limited partnership interests of the Issuer.

         "Units" means Common Units and any other securities issued or issuable with respect to Common Units by way of a Common Unit distribution or Common Unit split, in connection with a Common Unit contribution or in connection with any recapitalization, merger, consolidation or other reorganization.

                                    ARTICLE 2
                               REGISTRATION RIGHTS

         Section 2.1 Demand Registrations of HHI Holders.

                  (a) General. Subject to the restrictions on demand registrations set forth in Section 2.1(g) hereof, upon the written request of any of the HHI Holders that the Issuer effect the registration under the Securities Act of not less than 500,000 HHI Registrable Units (or, if the HHI Holders collectively own less than 500,000 HHI Registrable Units, not less than 250,000 HHI Registrable Units; (as such numbers are appropriately adjusted to reflect any Unit split, Unit dividend or Unit combination) and specifying the intended method of disposition thereof, which request may be submitted at any time commencing on or after the Effective Time, the Issuer will give prompt written notice of such request to all other Holders and to all other Persons, if any, who have contractual rights to request that any of their shares of Units be piggybacked onto any registration form proposed to be used to register the Registrable Units so requested by such HHI Holder(s), and thereupon the Issuer will, subject to the provisions of this Agreement, use its reasonable commercial efforts to include in the registration under the Securities Act the following:

                           (i)      the HHI Registrable Units which such HHI
Holder(s) have requested the Issuer to register pursuant to the request made in accordance with the provisions above; and

                           (ii)     all other HHI Registrable Units which the
Holders thereof have requested in writing that the Issuer register, provided, that such request (A) specifies the intended method of disposition of such Registrable Units and (B) is given to the Issuer within 15 days after the receipt of the aforesaid written notice by the Issuer;

                           (iii)    all other Registrable Units which the other
Holders have requested in writing that the Issuer register, provided, that such request (A) specifies the intended method of disposition of such Registrable Units and (B) is given to the Issuer within 15 days after the receipt of the aforesaid written notice by the Issuer; and, provided further, that the other Holders shall have no right to include other Registrable Units in the registration if such registration is the first HHI Demand Registration; and

                           (iv)     all other Units which Persons having
contractual registration rights with respect to such Units have requested in writing that the Issuer register, provided, that such

Unitholder Rights Agreement        6

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request (A) specifies the intended method of disposition of such Units and (B)
is given to the Issuer within 15 days after the receipt of the aforesaid written notice by the Issuer;

all to the extent requisite to permit the intended disposition of the HHI Registrable Units and other Units of the Issuer to be so registered; provided, however, that the aggregate maximum number of HHI Registrable Units that the Issuer shall be obligated to register pursuant to any individual registration requested pursuant to this Section 2.1(a) (referred to herein as a "HHI Demand Registration") shall be 1,000,000 Common Units (as such number is appropriately adjusted to reflect any Unit split, Unit dividend or Unit combination)(the "HHI Maximum Demand Registration Quantity").

                  (b) Number of Demand Registrations. Subject to the provisions of Section 2.1(a) hereof, the HHI Holders shall be entitled to request a total of three Demand Registrations; provided, that the HHI Holders shall not be entitled to request a HHI Demand Registration pursuant to Section 2.1(a) more than once in any 12-month period; and further provided, that if NewLP (or its successor(s) or assign(s)) succeeds to ownership of any of the HHI Registrable Units pursuant to the Pledge Agreement, NewLP (or its successor(s) or assign(s), as the case may be) shall have the right as an HHI Holder to request a total of two Demand Registrations (provided that any request pursuant to this proviso by NewLP (or its successor(s) or assign(s)) shall, notwithstanding any other provision of this Agreement, not be subject to any maximum number of Common Units and not more than one such Demand Registration may be requested in any 12-month period.

                  (c) Registration of Other Securities. Whenever the Issuer shall effect a HHI Demand Registration pursuant to Section 2.1(a) hereof in connection with a proposed underwritten offering of HHI Registrable Units owned by any of the HHI Holders, no securities other than Common Units shall be included among the securities covered by such registration unless (i) the managing underwriter(s) of such offering shall have advised the Issuer in writing that the inclusion of such other securities would not adversely affect the marketing of the HHI Registrable Units requested to be included therein pursuant to clauses (i) and (ii) of Section 2.1(a) or (ii) any HHI Holder(s) requesting such registration shall have consented in writing to the inclusion of such other securities.

                  (d) Registration Statement Form. An HHI Demand Registration shall be on such appropriate registration form of the Commission
(i) as shall be selected by the Issuer and shall be acceptable to the HHI Holders and (ii) as shall permit the disposition of such HHI Registrable Units in accordance with the intended method or methods of disposition specified in the HHI Holders' request for such registration, which may include a filing subject to Rule 415. The Issuer agrees to include in any such registration statement all information with respect to the HHI Holders that, in the opinion of counsel to the HHI Holders or counsel to the Issuer, is required to be included.

                  (e) Effective Registration Statement. A registration requested pursuant to Section 2.1(a) hereof shall not be deemed to have been effected and will not be considered a HHI Demand Registration which may be requested pursuant to this Agreement if (i) a registration statement with respect thereto has not become effective under the Securities Act or if the request for the HHI Demand Registration is withdrawn prior to effectiveness,
(ii) after it has become

Unitholder Rights Agreement        7
effective, either (A) it does not remain effective for a period of at least 90 days (unless the HHI Registrable Units registered thereunder have been sold or disposed of prior to the expiration of such 90-day period) or (B) such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and has not thereafter become effective (iii) the conditions to closing specified in any underwriting agreement entered into in connection with such registration are not satisfied or waived other than solely by reason of the failure or refusal of any HHI Holder to satisfy or perform a condition to such closing or (iv) the HHI Holder(s) are not able to register all of the HHI Registrable Units requested to be included in such HHI Demand Registration in compliance with the provisions of Section 2.1(a) or Section 2.1(b). In any event, the Issuer shall pay all Registration Expenses (as defined below) in connection with any such registration initiated but deemed not effected in accordance with the immediately preceding sentence.

                  (f) Priority on Demand Registrations. With respect to any HHI Demand Registration that is proposed to involve an underwritten offering as the intended method of disposition of HHI Registrable Units as specified in the request for such registration, if the managing underwriter(s) of such proposed underwritten offering advise the Issuer in writing that in their opinion the number of Units proposed to be included in any such proposed underwritten offering exceeds the number of Units which can reasonably be underwritten and sold in such offering without adversely affecting the marketing of the HHI Registrable Units requested to be included therein pursuant to clauses (i) and
(ii) of Section 2.1(a) (taking into account the intended method of disposition, the quantity of HHI Registrable Units requested to be included in such registration by the HHI Holder(s), the proposed timing of such offering and such other factors as such managing underwriter(s) deem appropriate), the Issuer shall advise the HHI Holders of the underwriters' advice and, if the Persons who requested registration under clauses (i) and (ii) of Section 2.1(a) elect to proceed with the offering, the Issuer shall include in such registration only the number of Units, if any, held by parties other than the HHI Holders which in the opinion of such managing underwriter(s) can be reasonably underwritten and sold without adversely affecting the marketing of the HHI Registrable Units, and such number of Units shall be allocated among the HHI Holders, the other Holders and such other Persons requesting registration of their Units pursuant to contractual registration rights so as to include (i) first, the HHI Registrable Units requested to be included therein by any of the HHI Holders up to but not to exceed the HHI Maximum Demand Registration Quantity (allocated among all HHI Holders requesting to include HHI Registrable Units in such registration in proportion, as nearly as practicable, to the number of HHI Registrable Units requested by each such Person to be included in such registration; (ii) second, if any Person entitled to "piggyback" registration rights under the 2000 Registration Rights Agreement has requested to include Units in such registration pursuant to clause (iv) of Section 2.1(a), the Units so requested to be included; (iii) third, the Registrable Units requested to be included in such registration pursuant to clause (iii) of Section 2.1(a) (allocated among all such Holders requesting to include Registrable Units in the registration in proportion, as nearly as practicable, to the number of Registrable Units requested by each such Holder to be included in such registration); and (iv) fourth, other Units requested to be included in such registration pursuant to clause (iv) of Section 2.1(a) (allocated among all Persons requesting to include Units in the registration in proportion, as nearly as practicable, to the number of Units requested by each such Person to be included in such registration).

Unitholder Rights Agreement        8

                  (g) Restrictions on Demand Registrations. The Issuer may postpone (such postponement is referred to herein as a "HHI Permitted Interruption") for a reasonable period of time (not to exceed 90 days in any 12-month period) the filing or the effectiveness of a registration statement for a HHI Demand Registration (including a "shelf" registration statement filed on Form S-3 in conjunction with Rule 415) if, at the time it receives a request for such registration (i) the Issuer is conducting or is about to conduct an offering of Units and the Issuer is advised by the investment banking firm engaged by the Issuer to conduct the offering that such offering would be affected adversely by the registration so demanded and the Issuer furnishes an Officer's Certificate to that effect or (ii) the General Partner shall determine in good faith that such offering will interfere with a pending or contemplated financing, merger, acquisition, sale of assets, recapitalization or other similar corporate action of the Issuer and the Issuer furnishes an Officer's Certificate to that effect. Until the expiration of such HHI Permitted Interruption, the Issuer shall not file or permit the effectiveness of a registration statement for a demand registration on behalf of Holders other than the HHI Holders. After such HHI Permitted Interruption, the Issuer shall effect such registration as promptly as practicable without further request from the HHI Holders unless such request has been withdrawn.

                  (h) Selection of Underwriters. The HHI Holders who have requested a Demand Registration pursuant to clauses (i) and (ii) of Section 2.1(a), shall have the right to select such managing underwriter(s) as shall be reasonably acceptable to the Issuer to administer the offering of the HHI Registrable Units, as the case may be, for which an HHI Demand Registration is requested. The HHI Holders shall, in their sole discretion, negotiate the terms of the underwriters' fees and expenses, the underwriting discount and commission and the transfer taxes.

         Section 2.2 Demand Registrations of Acquirer Holders.

                  (a) General. Subject to the restrictions on demand registrations set forth in Section 2.2(g) hereof, upon the written request of the Acquirer Holders of not less than 50% of the Acquirer Registrable Units then outstanding that the Issuer effect the registration under the Securities Act of not less than 500,000 Acquirer Registrable Units (as such number is appropriately adjusted to reflect any Unit split, Unit dividend or Unit combination) and specifying the intended method of disposition thereof, which request may be submitted at any time commencing on or after the Six Month Anniversary, the Issuer will give prompt written notice of such request to all other Holders and to all other Persons, if any, who have contractual rights to request that any of their shares of Units be piggybacked onto any registration form proposed to be used to register the Registrable Units so requested by the Acquirer Holders, and thereupon the Issuer will, subject to the provisions of this Agreement, use its reasonable commercial efforts to include in the registration under the Securities Act the following:

                           (i)      the Acquirer Registrable Units which the
Acquirer Holders have requested the Issuer to register pursuant to the request made in accordance with the provisions above;

                           (ii)     all other Acquirer Registrable Units which
the Acquirer Holders have requested in writing that the Issuer register, provided, that such request (A) specifies the

Unitholder Rights Agreement        9
intended method of disposition of such Acquirer Registrable Units and (B) is given to the Issuer within 15 days after the receipt of the aforesaid written notice by the Issuer;

                           (iii)    all other Registrable Units which the other
Holders have requested in writing that the Issuer register, provided, that such request (A) specifies the intended method of disposition of such Acquirer Registrable Units and (B) is given to the Issuer within 15 days after the receipt of the aforesaid written notice by the Issuer; provided further, that the other Holders shall have no right to include other Registrable Units in the registration if such registration is the first Acquirer Demand Registration; and

                           (iv)     all other Units which Persons having
contractual registration rights with respect to such Units have requested in writing that the Issuer register, provided, that such request (A) specifies the intended method of disposition of such Units and (B) is given to the Issuer within 15 days after the receipt of the aforesaid written notice by the Issuer;

all to the extent requisite to permit the intended disposition of the Acquirer Registrable Units and other equity securities of the Issuer to be so registered; provided, however, that the aggregate maximum number of Acquirer Registrable Units that the Issuer shall be obligated to register pursuant to any registration requested by the Acquirer Holders pursuant to this Section 2.2(a) (referred to herein as a "Acquirer Demand Registration") shall be 1,000,000 Common Units (as such number is appropriately adjusted to reflect any Unit split, Unit dividend or Unit combination) (the "Acquirer Maximum Demand Registration Quantity").

                  (b) Number of Demand Registrations. Subject to the provisions of Section 2.2(a) hereof, the Acquirer Holders shall be entitled to request three Demand Registrations; provided, that the Acquirer Holders shall not be entitled to request an Acquirer Demand Registration pursuant to Section 2.2(a) more than once in any 12-month period.

                  (c) Registration of Other Securities. Whenever the Issuer shall effect an Acquirer Demand Registration pursuant to Section 2.2(a) hereof in connection with a proposed underwritten offering of Acquirer Registrable Units owned by Acquirer Holders, no securities other than Common Units shall be included among the securities covered by such registration unless (i) the managing underwriter(s) of such offering shall have advised the Issuer in writing that the inclusion of such other securities would not adversely affect the marketing of the Acquirer Registrable Units requested to be included therein pursuant to clauses (i) and (ii) of Section 2.2(a) or (ii) the Acquirer Holders shall have consented in writing to the inclusion of such other securities.

                  (d) Registration Statement Form. An Acquirer Demand Registration shall be on such appropriate registration form of the Commission
(i) as shall be selected by the Issuer and shall be acceptable to the Acquirer Holders whose Acquirer Registrable Units are to be included therein and (ii) as shall permit the disposition of such Acquirer Registrable Units in accordance with the intended method or methods of disposition specified in the Acquirer Holders' request for such registration, which may include a filing subject to Rule 415. The Issuer agrees to include in any such registration statement all information with respect to the Acquirer Holders whose Acquirer Registrable Units are to be included therein that, in the opinion of counsel to the Acquirer Holders or counsel to the Issuer, is required to be included.

Unitholder Rights Agreement        10

                  (e) Effective Registration Statement. A registration requested pursuant to Section 2.2(a) hereof shall not be deemed to have been effected and will not be considered a Acquirer Demand Registration which may be requested pursuant to this Agreement if (i) a registration statement with respect thereto has not become effective under the Securities Act or if the request for the Acquirer Demand Registration is withdrawn prior to effectiveness, (ii) after it has become effective, either (A) it does not remain effective for a period of at least 90 days (unless the Acquirer Registrable Units registered thereunder have been sold or disposed of prior to the expiration of such 90-day period) or (B) such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other Governmental Authority or court for any reason and has not thereafter become effective or (iii) the conditions to closing specified in any underwriting agreement entered into in connection with such registration are not satisfied or waived other than solely by reason of the failure or refusal of any Acquirer Holder to satisfy or perform a condition to such closing. In any event, the Issuer shall pay all Registration Expenses (as defined below) in connection with any such registration initiated but deemed not effected in accordance with the immediately preceding sentence.

                  (f) Priority on Demand Registrations. With respect to any Acquirer Demand Registration that is proposed to involve an underwritten offering as the intended method of disposition of Acquirer Registrable Units as specified in the Acquirer Holders' request, if the managing underwriter(s) of such proposed underwritten offering advise the Issuer in writing that in their opinion the number of Units proposed to be included in any such proposed underwritten offering exceeds the number of Units which can reasonably be underwritten and sold in such offering without adversely affecting the marketing of the Acquirer Registrable Units requested to be included therein pursuant to clauses (i) and (ii) of Section 2.2(a) (taking into account the intended method of disposition, the quantity of Acquirer Registrable Units requested to be included in such registration by the Acquirer Holders, the proposed timing of such offering and such other factors as such managing underwriter(s) deem appropriate), the Issuer shall advise the Acquirer Holders of the underwriters' advice and, if the Acquirer Holders elect to proceed with the offering, the Issuer shall include in such registration only the number of Units, if any, held by parties other than the Acquirer Holders which in the opinion of such managing underwriter(s) can be reasonably underwritten and sold without adversely affecting the marketing of the Acquirer Registrable Units, and such number of Units shall be allocated among the Acquirer Holders, the other Holders and such other Persons requesting registration of their Units pursuant to contractual registration rights so as to include (i) first, the Acquirer Registrable Units requested to be included therein by the Acquirer Holders up to but not to exceed the Acquirer Maximum Demand Registration Quantity (allocated among all Acquirer Holders requesting to include Acquirer Registrable Units in the underwriting in proportion, as nearly as practicable, to the number of Acquirer Registrable Units requested by each such Acquirer Holder to be included in such registration); (ii) second, if any Person entitled to "piggyback" registration rights under the 2000 Registration Rights Agreement has requested to include Units in such registration pursuant to clause (iv) of Section 2.2(a), the Units so requested to be included; (iii) third, the Registrable Units requested to be included in such registration pursuant to clause (iii) of Section 2.2(a) (allocated among all such Holders requesting to include Registrable Units in the registration in proportion, as nearly as practicable, to the number of Registrable Units requested by each such Holder to be included in such registration); and (iv) fourth, other Units requested to be included in such registration pursuant to clause (iv) of Section 2.2(a) (allocated among all

Unitholder Rights Agreement       11

Persons requesting to include Units in the underwriting in proportion, as nearly as practicable, to the number of Units requested by each such Person to be included in such registration).

                  (g) Restrictions on Demand Registrations. The Issuer may postpone (such postponement is referred to herein as an "Acquirer Permitted Interruption") for a reasonable period of time the filing or the effectiveness of a registration statement for an Acquirer Demand Registration (including a "shelf" registration statement filed on Form S-3 in conjunction with Rule 415) if, at the time it receives a request for such registration (i) the Issuer is engaged in any active program for repurchase of Units and furnishes an Officer's Certificate to that effect, (ii) the Issuer is conducting or is about to conduct an offering of Units and the Issuer is advised by the investment banking firm engaged by the Issuer to conduct the offering that such offering would be affected adversely by the registration so demanded and the Issuer furnishes an Officer's Certificate to that effect or (iii) the General Partner shall determine in good faith that such offering will interfere with a pending or contemplated financing, merger, acquisition, sale of assets, recapitalization or other similar corporate action of the Issuer and the Issuer furnishes an Officer's Certificate to that effect. Until the expiration of such Acquirer Permitted Interruption, the Issuer shall not file or permit the effectiveness of a registration statement for a demand registration on behalf of Holders other than the Acquirer Holders. After such Acquirer Permitted Interruption, the Issuer shall effect such registration as promptly as practicable without further request from the Acquirer Holders unless such request has been withdrawn.

                  (h) Selection of Underwriters. The Acquirer Holders who have requested a Demand Registration pursuant to clauses (i) and (ii) of Section 2.21(a) shall have the right to select such managing underwriter(s) as shall be reasonably acceptable to the Issuer to administer the offering of the Acquirer Registrable Units for which an Acquirer Demand Registration is requested. The Acquirer Holders shall, in their sole discretion, negotiate the terms of the underwriters' fees and expenses, the underwriting discount and commission and the transfer taxes.

         Section 2.3 Shelf Registration Rights of NewLP.

                  (a) General. The Issuer shall cause its Registration Statement on Form S-3 in conjunction with Rule 415 (Registration No. 333-107324), which was declared effective under the Securities Act by the Commission on November 6, 2003 (the "Shelf Registration Statement"), to remain effective at all times under the Securities Act for a period of at least 150 days after the Effective Time (unless the NewLP Common Units registered thereunder have been sold or disposed of prior to the expiration of such 150-day period), so that NewLP may utilize such Shelf Registration Statement with respect to the NewLP Common Units (a "NewLP Shelf Registration"). Notwithstanding anything herein to the contrary, such 150-day period shall be extended by the duration of each NewLP Permitted Interruption. As soon as practicable following the 150th day (as same may be extended in accordance with the immediately preceding sentence) after the Effective Time, the Issuer and NewLP shall take such action as is necessary to cause the Shelf Registration Statement to be amended to (i) withdraw the NewLP Common Units from the Shelf Registration Statement and (ii) cause NewLP to cease to be a "selling unitholder" thereunder, and NewLP shall have no further rights with respect to registration of the NewLP Common Units by the Issuer under the Securities Act.

Unitholder Rights Agreement       12

                  (b) Restrictions on NewLP Registration. The Issuer may postpone (such postponement is referred to herein as a "NewLP Permitted Interruption") for a reasonable period of time (not to exceed 150 days in any 12-month period) the filing or the effectiveness of a registration statement or any necessary supplement to the prospectus thereunder for a NewLP Shelf Registration if, at the time it receives a request for such registration (i) the Issuer is conducting or about to conduct an offering of Units and the Issuer is advised by the investment banking firm engaged by the Issuer to conduct the offering that such offering would be affected adversely by the registration so demanded and the Issuer furnishes an Officer's Certificate to that effect or
(ii) the General Partner shall determine in good faith that such offering will interfere with a pending or contemplated financing, merger, acquisition, sale of assets, recapitalization or other similar corporate action of the Issuer and the Issuer furnishes an Officer's Certificate to that effect. Until the expiration of such NewLP Permitted Interruption, the Issuer shall not file or permit the effectiveness of a registration statement for a demand registration on behalf of Holders. After such NewLP Permitted Interruption, the Issuer shall effect such registration as promptly as practicable without further request from NewLP unless such request has been withdrawn.

         Section 2.4 Piggyback Registrations.

                  (a) General. If, at any time commencing at the Effective Time, (i) the Issuer proposes to register any Common Units for sale under the Securities Act (including any registration of Common Units pursuant to the exercise of contractual registration rights by Persons other than the Holders but excluding registrations for Common Units to be issued in connection with any employee benefit plan or a merger, consolidation or other business combination registered on Form S-4 or Form S-8 (or any successor form thereto)) and (ii) the registration form to be used may be used for the registration of Registrable Units (a "Piggyback Registration"), the Issuer shall give prompt written notice (in any event within 10 business days after its receipt of notice of any exercise of other registration rights) to the Holders of its intention to effect such a registration and shall include in such registration, subject to the limitations set forth in this Section 2.4, all of the Registrable Units with respect to which the Issuer receives from the Holders a written request for inclusion therein within 10 days after the Holders' receipt of the Issuer's notice (5 days if the Issuer gives telephonic notice to the Holders, with written confirmation to follow promptly thereafter via overnight delivery, stating that (i) such registration will be on Form S-3 (or any successor form) and (ii) such shorter period of time is required because of a planned filing date), which request shall specify the number of the Registrable Units proposed to be disposed of by such Holder and the intended method of disposition thereof. If the Issuer elects, prior to effectiveness, not to proceed with a primary registration of its Common Units, it shall not be obligated to register any Registrable Units.

                  (b) Priority on Primary Registrations. If a Piggyback Registration relates to an Issuer Registration and the managing underwriter(s) of such offering advise the Issuer in writing that in their opinion the number of Units requested to be included in such offering exceeds the number which can reasonably be sold in such offering without adversely affecting the marketing of the Units intended to be sold by the Issuer (taking into account the intended method of disposition, the quantity of Units desired to be offered and sold by the Issuer in such offering, the proposed timing of the offering and such other factors as such managing underwriter(s) deem appropriate), then the Issuer shall include in such registration only the

Unitholder Rights Agreement       13
number of Units, if any, held by parties other than the Issuer which in the opinion of such managing underwriter(s) can be reasonably underwritten and sold without adversely affecting the marketing of the Units proposed to be sold by the Issuer, and such number of Units shall be allocated among the Issuer, the Holders and such other Persons requesting registration of their Units pursuant to contractual registration rights so as to include (i) first, the Units that the Issuer proposes to sell; (ii) second, in the event that any Person entitled to "piggyback" registration rights under the 2000 Registration Rights Agreement has requested to include Units in such registration pursuant to Section 2.4(a), the Units so requested to be included; (iii) third, Registrable Units requested to be included in such registration pursuant to Section 2.4(a) by the Holders (with the Registrable Units to be so included in such registration to be allocated among the Holders requesting to include their Registrable Units in such proportion, as nearly as practicable, to the number of Registrable Units requested by each such Holder to be included in such registration; (iv) fourth, Units requested to be included in such registration by other Persons having contractual registration rights (with Units allocated for purposes of this clause (iv) among such other Persons in proportion, as nearly as practicable, to the number of Units requested by each such person to be included in such registration), and; (iv) among such other Persons in proportion, as nearly as practicable, to the number of Units requested by each such Person to be included in such registration). If the managing underwriter(s) of such offering subsequently advises the Issuer in writing that the number of Units which can be reasonably underwritten and sold without adversely affecting the marketing of the Units intended to be sold by the Issuer exceeds the number of Units initially included in the registration, the Issuer shall include in the registration such number of additional Units that the managing underwriter(s) advise can be reasonably underwritten and sold without adversely affecting the marketing of the Units intended to be sold by the Issuer, and such additional Units shall be allocated among the Issuer, the Holders and such other Persons requesting registration of their Units in the same manner as specified above in this Section 3(b) as if such additional Units had been included initially in the registration.

                  (c) Priority on Secondary Registrations. If a Piggyback Registration relates to a proposed underwritten secondary offering of Units on behalf of holders of the Issuer's securities other than the Holders and the managing underwriter(s) of such offering advise the Issuer in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can reasonably be underwritten and sold in such offering without adversely affecting the marketing of the Units proposed to be sold by the Unitholders exercising demand registration rights (taking into account the intended method of disposition, the quantity of Units desired to be sold by such Unitholders in such offering, the proposed timing of such offering and such other factors as such managing underwriter(s) deem appropriate), then the Issuer shall include in such registration only the number of Units, if any, held by parties other than the Unitholders of the Issuer exercising demand registration rights which in the opinion of such managing underwriter(s) can be reasonably underwritten and sold without adversely affecting the marketing of the Units proposed to be sold by the Unitholders exercising demand registration rights, and such number of Units shall be allocated among the Issuer, the Holders and such other Persons requesting registration of their Units so as to include (i) first, if such registration is being made on behalf of other Unitholders of the Issuer exercising demand registration rights, then the securities so requested to be included therein in accordance with such demand registration rights; (ii) second, if any Person entitled to "piggyback" registration rights under the 2000 Registration Rights Agreement has requested to include Units in such registration

Unitholder Rights Agreement       14
pursuant to Section 2.4(a), the Units so requested to be included; (iii) third, Registrable Units requested to be included in such registration pursuant to
Section 2.4(a) by the Holders (with the Registrable Units to be so included in such registration to be allocated among the Holders requesting to include their Registrable Units in such proportion, as nearly as practicable, to the number of Registrable Units requested by each such Holder to be included in such registration), and; (iv) fourth, the Units requested to be included in such registration by other Persons having contractual registration rights (with Units allocated for purposes of this clause (iv) among such Persons in proportion, as nearly as practicable, to the number of Units requested by each such Person to be included in such registration). If the managing underwriter of such offering subsequently advises the Issuer in writing that the number of Units which can be sold exceeds the number of Units initially included in the registration, the Issuer shall include in the registration such number of additional Units that the managing underwriter(s) advise can be reasonably underwritten and sold without adversely affecting the marketing of the Units proposed to be sold by the Unitholders exercising demand registration rights, and such additional Units shall be allocated among the Issuer, the Holders and such other Persons requesting registration of their Units in the same manner as specified above in this Section 2.4(c) as if such additional Units had been included initially in the registration.

                  (d) Other Registrations. If (i) the Issuer has previously filed a registration statement with respect to any of the Registrable Units pursuant to any of Sections 2.1(a), 2.2(a) or 2.3(a) hereof and (ii) such previous registration has not been withdrawn or abandoned, the Issuer shall not file or cause to be effective any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or S-4 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration; provided, however, that this
Section 2.4(d) shall not prohibit (i) the Issuer from filing a "shelf" registration statement on Form S-3 in conjunction with Rule 415 (or any other registration form that is available for use in conjunction with Rule 415) with respect to offerings of securities from time to time under Rule 415 or (ii) the Issuer or any selling Unitholder from making any offering of securities thereunder, in either event during the 90-day period referred to above in this
Section 2.4(d).

                  (e) Piggyback Not A Demand Registration. If the Holder's participation in a registration is pursuant to a Piggyback Registration in connection with an underwritten primary registration on behalf of the Issuer as described in any of Section 2.4(a) hereof, then such participation by the Holders shall not count as a Demand Registration of the Holders permitted under Sections 2.1(a), 2.2(a) or 2.3(a) hereof.

Unitholder Rights Agreement       15

         Section 2.5 General.

                  (a) Holdback Agreements. Each of the Holders agrees not to effect any public sale or public distribution of equity securities of the Issuer, or any securities convertible into or exchangeable or exercisable for equity securities of the Issuer, including, without limitation, sales pursuant to Rule 144 (or any similar rule then in effect), during the 10 days prior to, and the 90 days beginning on, the effective date of any Issuer Registration, Demand Registration or any Piggyback Registration relating to an underwritten offering in which Units or securities of the Issuer convertible into or exchangeable for Common Units are included (except as part of such underwritten registration) unless the underwriters managing the underwritten offering otherwise agree.

                  (b) Agreement by the Issuer. The Issuer agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the 10 days prior to and during the 90 days beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which shares of Registrable Units are included unless the underwriters managing the registered public offering otherwise agree.

                  (c) Registration Procedures. Whenever a Holder requests registration pursuant to this Agreement, the Issuer shall use its reasonable commercial efforts to effect the registration of Registrable Units for which registration is requested in accordance with the intended method of disposition thereof, and pursuant thereto the Issuer shall as expeditiously as possible:

                           (i)      prepare and file with the Commission a
registration statement with respect to such securities and use its reasonable commercial efforts to cause such registration statement to become effective as soon thereafter as possible;

                           (ii)     prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days after such registration statement has become effective under the Securities Act, provided, that the Issuer shall have no obligation pursuant to this Agreement to maintain the effectiveness of such registration statement after the sale of the securities registered thereunder or after the 90th day following the date such registration statement has become effective under the Securities Act (other than a "shelf" registration statement filed on Form S-3, the effectiveness of which shall be maintained until the earlier to occur of (A) the sale of the securities requested thereunder and (B) the 365th day following the date such shelf registration statement has become effective under the Securities Act, provided, that if a Permitted Interruption prior to such date has lasted more than 45 days, then such date shall be extended by the number of days by which any Permitted Interruption has lasted more than 45 days) the date the Holders of Registrable Securities registered for sale thereunder agree that the effectiveness need not be maintained), and shall comply with the provisions of the Securities Act with respect to the disposition of all securities owned by the Holder that are covered by such registration statement during such period in accordance with the intended methods of disposition by the Holder;

Unitholder Rights Agreement       16

                           (iii)    furnish to such Holder such number of copies
of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Holder may request in order to facilitate the disposition of the shares of Registrable Units owned by such Holder;

                           (iv)     use its reasonable commercial efforts to
register or qualify such shares of Registrable Units under such other securities or Blue Sky Laws of such jurisdictions as such Holder reasonably requests (provided, that the Issuer will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this sub-clause (iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in such jurisdiction);

                           (v)      provide a transfer agent and registrar for
all such Registrable Units no later than the effective date of such registration statement;

                           (vi)     obtain a "cold comfort" letter from the
Issuer's independent public accountants in customary form, covering such matters of the type customarily covered by "cold comfort" letters delivered to underwriters; and obtain an opinion of counsel for the Issuer in customary form, covering such matters of the type customarily covered in opinions of legal counsel delivered to underwriters;

                           (vii)    if underwriters are engaged in connection
with any registration referred to in this Agreement, the Issuer shall provide indemnification, representations, covenants, opinions, and other assurances to the underwriters in form and substance reasonably satisfactory to such underwriter;

                           (viii)   notify such Holder and the managing
underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective,
(B) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of any of the registrable securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (E) of the happening of any event which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which such statements are made, and (F) of the Issuer's reasonable determination that a post-effective amendment to a registration statement would be required;

                           (ix)     notify such Holder at any time when a
prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a

Unitholder Rights Agreement       17
material fact or omits any fact necessary to make the statements therein not misleading, in light of the circumstances under which such statements were made, and, at the request of such Holder, the Issuer shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares such amended or supplemented prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (x)      if requested by the managing underwriters or
such Holder, incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s) and such Holder agree should be included therein relating to the sale and distribution of Registrable Units, including, without limitation, information with respect to the number of Registrable Units being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Units to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any registration statement if requested by such Holder or any underwriter of such shares;

                           (xi)     furnish to such Holder and each managing
underwriter, without charge, such signed copies of the registration statement or statements and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) as such Holder or managing underwriter may reasonably request;

                           (xii)    cooperate with such Holder and the managing
underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing shares to be sold and not bearing any restrictive legends unless required by applicable law; and enable such shares to be in such denominations and registered in such names as the managing underwriter(s) may request at least two business days prior to any sale of shares to the underwriters;

                           (xiii)   in the case of an underwritten offering,
enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as such Holder or the underwriter(s), if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Units; and

                           (xiv)    make available for inspection by such
Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Issuer, and cause the Issuer's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

         Section 2.6 Issuer Reports. The Issuer shall timely file all reports required to be filed by it under the Securities Act and the Exchange Act and the General Rules and Regulations promulgated by the Commission thereunder, and take such further reasonable action as may be

Unitholder Rights Agreement       18
necessary or appropriate for the Issuer to use Form S-2 or S-3 (or any similar registration form hereafter adopted by the Commission) to register the Registrable Units for sale thereon.

         Section 2.7 Information To Be Furnished By The Holders. In connection with any registration of Registrable Units hereunder, the Issuer may require the Holder(s) whose securities are being registered to furnish the Issuer with such information regarding such Holder and the distribution of such Registrable Units as the Issuer may from time to time reasonably request in writing in order to comply with the Securities Act. Each such Holder agrees to notify the Issuer as promptly as practicable of any inaccuracy or change in information previously furnished to the Issuer or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains untrue statements of a material fact regarding such Holder or the distribution of such Registrable Units or omits to state any material fact regarding such Holder or the distribution of such Registrable Units or omits to state any material fact regarding such Holder or the distribution of such Registrable Units required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, and to promptly furnish to the Issuer any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to such Holder or the distribution of such Registrable Units, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements are made.

         Section 2.8 Suspension Of Offering Pending Prospectus Supplement Or Amendment. Each of the Holders agrees that, upon receipt of any notice from the Issuer of the occurrence of any event of the kind described in Section 2.5(c)(viii)(B), (C), (D), (E) or (F) hereof, such Holder will forthwith discontinue disposition of the Registrable Units covered by such registration statement or prospectus until such Holder's receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus, or until it is advised in writing by the Issuer that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Issuer, such Holder will deliver to the Issuer all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering the Registrable Units current at the time of receipt of such notice.

Unitholder Rights Agreement       19

         Section 2.9 Registration Expenses.

                  (a) General. All expenses incident to the Issuer's performance and execution of Demand Registrations or Piggyback Registrations, and the Issuer's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or Blue Sky Laws, expenses and fees for listing the securities on the appropriate securities exchanges, all internal expenses, the expense of any annual audit or quarterly review, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Issuer and all independent certified public accountants (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), and fees and costs of underwriters (excluding discounts and commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Units) and other Persons retained by the Issuer (all such expenses being herein called "Registration Expenses"), shall be borne by the Issuer.

                  (b) Payment for Holder Counsel Fees. In connection with any Demand, Registration or Piggyback Registration, each of the Holders will be responsible for the fees and disbursements of any law firm or law firms chosen by such Holders to represent them.

                  (c) Payment of Expenses by the Holders. Each of the Holders agrees to pay the underwriters' fees and expenses, the underwriters' discounts and commissions and the commissions and fees, if any, payable in respect of selling brokers, dealer managers or similar securities industry professionals, and transfer taxes allocable to the registration of such Holder's securities so included in any Demand Registration or Piggyback Registration pursuant to this Agreement.

         Section 2.10 Underwritten Offerings.

                  (a) Underwriting Agreement. In any underwritten offering by a Holder pursuant to a registration requested under any of Sections 2.1(a), 2.2(a) or 2.3(a) or 2.4(a) hereof, the Issuer shall enter into an underwriting agreement which shall be reasonably satisfactory in form and substance to such Holder and the underwriters and which shall contain representations, warranties and agreements (including indemnification agreements to the effect and consistent with that provided in Section 2.11 hereof) as are customarily included by an issuer in underwriting agreements with respect to primary distributions. Each of the Holders whose Registrable Units are included in any registration shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Issuer to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder.

                  (b) Condition to Participation and Qualifications to Obligations Under Registration Covenants. The obligations of the Issuer to use its reasonable commercial efforts to cause the Registrable Units to be registered under the Securities Act are subject to each of the conditions that none of the Holders may participate in any underwritten offering hereunder

Unitholder Rights Agreement       20
unless such Holder (a) agrees to sell the Registrable Units on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         Section 2.11 Indemnification.

                  (a) By the Issuer. In the event of any registration of any Registrable Units under the Securities Act, the Issuer will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder whose Registrable Units are included therein, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages, liabilities and expenses, joint or several, (or actions or proceedings, whether commenced or threatened, in respect thereof) to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such securities or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under Blue Sky or other securities laws or jurisdictions in which the Registrable Units are offered ("Blue Sky Filing"), or the omission or alleged omission to state therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement (unless such statement is corrected in the final prospectus and the Issuer has previously furnished copies thereof to each of such Holders and the underwriters), or contained in the final prospectus (as amended or supplemented if the Issuer shall have filed with the Commission, and furnished to such Holders and the underwriters of such offering copies thereof, prior to the written confirmation of any sale to the Person asserting liability, any amendment thereof or supplement thereto) if used within the period during which the Issuer is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained herein shall not (i) apply to such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished to the Issuer by any of the Holders or such underwriter specifically for use in connection with preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, any such amendment or supplement thereto or any Blue Sky Filing or (ii) inure to the benefit of any underwriter or any Person controlling such underwriter, to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then

Unitholder Rights Agreement       21
supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Units to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

                  (b) By the Holders. The Issuer may require, as a condition to including any Registrable Units in any registration statement filed pursuant to any of Sections 2.1, 2.2, 2.3 or 2.4 hereof, that the Issuer shall have received an undertaking satisfactory to it from each of the Holders whose Registrable Units are to be included therein, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.11(a) hereof) the Issuer, its General Partner, each director of the General Partner, each officer of the General Partner and each other Person, if any, who controls the Issuer within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with information furnished to the Issuer by such Holder specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Issuer or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

                  (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 2.11(a) or 2.11(b) hereof, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 2.11(a) or 2.11(b) hereof, as the case may be, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In the event that the indemnifying party advises an indemnified party that it will contest a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice to notify, in writing, such Person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the

Unitholder Rights Agreement       22
defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. If the indemnifying party does not assume such defense, the indemnified party shall keep the indemnifying party apprised at all times as to the status of the defense; provided, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (d) Contribution. If the indemnification provided for in or pursuant to Sections 2.11(a) or 2.11(b) hereof is due in accordance with the terms thereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as the relative benefits received by the indemnifying party on the one hand and of the relative benefits of the indemnified party on the other hand. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, by such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement, or omission. The relative benefits of the indemnifying party and the indemnified party shall be determined by reference to, among other things, the net proceeds received by each such party from the offering and sale of Units.

                                    ARTICLE 3
                  EXCLUSIVITY AND WAIVER OF REGISTRATION RIGHTS

         NewLP hereby acknowledges and agrees that the rights granted to NewLP pursuant to this Agreement are the sole and exclusive rights of NewLP with respect to the registration of NewLP Common Units and HHI Registrable Units. If NewLP succeeds to ownership of any of the HHI Registrable Units pursuant to the terms of the Pledge Agreement, Acquirer hereby agrees to waive and relinquish, for itself and on behalf of their Affiliates, all rights of Acquirer

Unitholder Rights Agreement       23
and their Affiliates under Section 7.13 of the Partnership Agreement and this Agreement until such time as the Pledged Units are no longer HHI Registrable Units.

                                    ARTICLE 4
                    EFFECTIVE TIME AND TERM OF THIS AGREEMENT

         This Agreement will be effective for all purposes as of the closing of the transactions effected pursuant to the Contribution Agreement (the "Effective Time") and will continue in full force and effect until the first to occur of
(i) the fifth anniversary of the Effective Time and (ii) the date that all of the Holders shall have sold or otherwise disposed of all right, title and interest in their Registrable Units in compliance with applicable law and the applicable terms and provisions of this Agreement, provided, however, that no such termination shall affect the waiver under Article 3 hereof which shall continue in full force and effect thereafter. This Agreement will terminate and be of no further force or effect upon any termination of the Contribution Agreement.

                                    ARTICLE 5
                                  MISCELLANEOUS

         Section 5.1 Specific Enforcement. Each party acknowledges and agrees that the other party could be irreparably damaged in the event any of the provisions of this Agreement were not performed by the party required to perform the same in accordance with their specific terms or were otherwise breached. Each party accordingly agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to specifically enforce the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction, in addition to any remedy to which a party may be entitled at law or equity.

         Section 5.2 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         Section 5.3 Amendments. This Agreement contains the entire understanding of the parties with respect to the registration of Registrable Units, and may be amended only by an agreement in writing signed by (i) the Issuer, (ii) if any HHI Registrable Units then remain outstanding, a majority of the HHI Registrable Units and (iii) if any Acquirer Registrable Units then remain outstanding, a majority of the Acquirer Registrable Units. The provisions of Section 2.3 of this Agreement may be amended only by an agreement signed in writing by the Issuer and NewLP. Notwithstanding the consent requirements set forth in the previous sentence, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Units whose securities are being sold pursuant to a registration statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Units may be given by Holders of at least a majority in

Unitholder Rights Agreement       24
aggregate number of the Registrable Units being tendered or being sold by such Holders pursuant to such registration statement and, provided further, that no such modification, amendment or waiver under this sentence may treat any Holder more adversely than any other Holder without such Holder's written consent.

         Section 5.4 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         Section 5.5 Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by one or more parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

         Section 5.6 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally, by facsimile transmission (except for legal process) or sent by registered mail, postage prepaid, to the Holders at the addresses set forth on the signature pages hereto (or at such other addresses as shall be specified by any such Holder by like notice) or to any of the other Parties at the addresses (or at such other addresses as shall be specified by the Parties by like notice) set forth below:

                  (a)      If to NewLP:

                           TAAP LP

                           ___________________________________
                           ___________________________________
                           Attention:___________________________
                           Facsimile:___________________________

                           with a copy to

                           Andrews Kurth LLP
                           600 Travis Street
                           Suite 4200
                           Houston, Texas 77002
                           Attention: G. Michael O'Leary
                           Facsimile: (713) 220-4285

                  (b)      If to Acquirer:

                           c/o ETC Holdings, LP
                           2838 Woodside Street
                           Dallas, Texas
                           Attention: Clay Kutch
                           Facsimile: (214) 981-0701

Unitholder Rights Agreement       25
                           with a copy to:

                           Thompson & Knight L.L.P.
                           1700 Pacific Avenue
                           Suite 3300
                           Dallas, Texas 75201
                           Attention: Jeffrey A. Zlotky
                           Facsimile: (214) 969-1751

                  (c)      If to the Issuer or HHI:

                           Heritage Propane Partners, L.P.
                           8801 South Yale
                           Suite 310
                           Tulsa, Oklahoma 74137
                           (918) 492-7272
                           Attention: Michael Krimbill
                           Facsimile: (918) 493-7290

                           with a copy to:

                           Doerner, Saunders, Daniel & Anderson L.L.P.
                           320 South Boston Avenue
                           Suite 500
                           Tulsa, Oklahoma  74103
                           (918) 591-5207 Attention: Robert A.
                           Burk Facsimile: (918) 591-5360

                           and

                           Thompson & Knight L.L.P.
                           1700 Pacific Avenue
                           Suite 3300
                           Dallas, Texas 75201
                           Attention: Jeffrey A. Zlotky
                           Facsimile: (214) 969-1751

Notice given by facsimile shall be deemed delivered on the day the sender receives facsimile confirmation that such notice was received at the facsimile number of the addressee. Notice given by mail as set out above shall be deemed delivered three days after the date the same is postmarked.

         Section 5.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF

Unitholder Rights Agreement       26

THE STATE OR FEDERAL COURTS OF THE STATE OF TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         Section 5.8 Successors And Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent holders of the Registrable Units; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Units in violation of the terms hereof or any other agreement to which the parties may be subject; and provided further, that Holders of Registrable Units may not assign their rights under this Agreement except in connection with a transfer of Registrable Units and then only insofar as relates to such Registrable Units. If any transferee of any Holder shall acquire Registrable Units, in any manner, whether by operation of law or otherwise, such Registrable Units shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Units, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, and such Person shall be entitled to receive the benefits hereof. If NewLP (or any of its successor(s) or assign(s)) succeeds to ownership of any of the HHI Registrable Units pursuant to the terms of the Pledge Agreement, HHI shall concurrently with the succession by NewLP (or such successor(s) or assign(s)) to ownership of such HHI Registrable Units be deemed to have assigned to NewLP (or such successor(s) or assign(s), as the case may be) its rights under this Agreement with respect to the Pledged Units then owned by NewLP pursuant to the terms of the Pledge Agreement and such units shall continue to be "HHI Registrable Units" and NewLP (or such successor(s) or assign(s), as the case may be) shall be an "HHI Holder" for all purposes under this Agreement as if it were originally named an HHI Holder herein.

         Section 5.9 Entire Agreement. This Agreement, together with the schedules and exhibits hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supercedes all prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof.

Unitholder Rights Agreement       27

         IN WITNESS WHEREOF, the Issuer and HHI have caused this Agreement to be duly executed by their respective officers, each of whom is duly and validly authorized and empowered, all as of the day and year first above written.

                                    HERITAGE PROPANE PARTNERS, L.P.

                                    By: U.S. PROPANE, L.P.
                                        ITS GENERAL PARTNER

                                    By: U.S. PROPANE, L.L.C.
                                        ITS GENERAL PARTNER

                                    By:___________________________________
                                        Name:
                                        Title:

                                    HERITAGE HOLDINGS, INC.

                                    By:___________________________________
                                        Name:
                                        Title:

                                    TAAP LP

                                    By: TAAP GP LLC
                                        ITS GENERAL PARTNER

                                    By:___________________________________
                                        Name:
                                        Title:

                                    LA GRANGE ENERGY, L.P.

                                    By: LE GP, LLC
                                        ITS GENERAL PARTNER

                                    By:___________________________________
                                        Name:
                                        Title:

Unitholder Rights Agreement